99.20

                               SECOND AMENDMENT TO
                           CHANGE IN CONTROL AGREEMENT

     This is an amendment to the CHANGE IN CONTROL AGREEMENT and FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT previously entered into on January 28, 1999 and June 7, 2001, respectively, by and between BART HILL and SAN JOAQUIN BANK (collectively, the "CHANGE IN CONTROL AGREEMENT").

The parties to this AMENDMENT hereby agree to the following:

A. That the creation of the bank holding company to be named San Joaquin Bancorp., a California corporation, and the subsequent acquisition of San Joaquin Bank, a California corporation, by San Joaquin Bancorp., does not constitute a "Change in Control" under Paragraph 1.(a) of the CHANGE IN CONTROL AGREEMENT.

B. That the change of BART HILL's employment status from President and Chief Executive Officer of San Joaquin Bank to President of San Joaquin Bancorp., and President and Chief Executive Officer of San Joaquin Bank, does not constitute "Good Reason" under Paragraph 1.(b) of the CHANGE IN CONTROL AGREEMENT.

C. That neither the transaction described in Paragraph A above nor the change in employment status of BART HILL described in Paragraph B above entitles BART HILL to the Severance Payment described in Paragraph 1.(c) and Paragraph 1.(d) of the CHANGE IN CONTROL AGREEMENT, or to any benefits in the Incentive Programs described in Paragraph 1.(e) of the CHANGE IN CONTROL AGREEMENT.

NOW, THEREFOR, the parties to this AMENDMENT hereby agree to amend the CHANGE IN CONTROL AGREEMENT as follows:

     1. The words "SAN JOAQUIN BANK, (the "Bank")" in the initial paragraph are hereby changed to state:

               SAN JOAQUIN BANK and SAN JOAQUIN BANCORP.
               For purposes of this Agreement, the term the "Bank" shall hereinafter collectively refer to SAN JOAQUIN BANK and/or SAN JOAQUIN BANCORP.

     2. In all other respects, the parties reaffirm the CHANGE IN CONTROL AGREEMENT dated January 28, 1999 and amended on June 7, 2001.

                      [SIGNATURE PAGE TO FOLLOW]

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

     IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of San Joaquin Bank and San Joaquin Bancorp by its duly authorized officers, this 30th day of April, 2003.

EXECUTIVE:                                     SAN JOAQUIN BANK

/s/ Bart Hill                                  By: /s/ Bruce Maclin
------------------------                          ------------------------------
Bart Hill                                      Bruce Maclin, Chairman of the
                                               Board

                                               By: /s/ Stephen M. Annis
                                                   -----------------------------
                                               Steve Annis, Chief Financial
                                               Officer



                                               SAN JOAQUIN BANCORP


                                               By: /s/ Bruce Maclin
                                                   -----------------------------
                                               Bruce Maclin, Chairman and CEO



                                               By: /s/ Stephen M. Annis
                                                   -----------------------------
                                               Steve Annis, Chief Financial
                                               Officer

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